UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2006

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2006, the Board of Directors of RealNetworks, Inc. (the "Company") approved a cash bonus award to Rob Glaser, the Company's Chief Executive Officer, in connection with his efforts and leadership related to the Company's recent settlement of the Microsoft antitrust litigation and the collaboration agreement with Microsoft. Pursuant to an agreement between the Company and Mr. Glaser (the "Agreement"), Mr. Glaser will receive a cash payment of $1.45 million in February 2006, and a cash payment of up to $725,000 in each of July 2006 and January 2007. If Mr. Glaser voluntarily terminates his employment with the Company or is involuntarily terminated by the Company for Cause (as defined in the Agreement) prior to January 2007, he will not be eligible to receive cash payments under the Agreement that are due after the date he ceases to be employed by the Company. In the case of death or disability, Mr. Glaser or his heirs will receive all remaining payments under the Agreement within 30 days.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description
10.1 Agreement dated February 1, 2006 between RealNetworks,
Inc. and Rob Glaser

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

February 3, 2006	By:	/s/ Robert Kimball

Name: Robert Kimball
Title: Sr. Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Agreement dated February 1, 2006 beween RealNetworks, Inc. and Rob Glaser